EXHIBIT 10.1

SECOND AMENDMENT TO
CONSULTING AGREEMENT

        THIS SECOND AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is entered into as of August 10, 2006, by and between ACME Communications, Inc., a Delaware corporation (the “Company”), and Jamie Kellner (“Executive,” together with the Company, the “Parties,” and each a “Party”).

RECITALS

        WHEREAS, the Parties desire to amend certain terms of the Consulting Agreement, dated October 5, 1999, by and between the Company and Executive as amended by the First Amendment to the Consulting Agreement dated as of August 23, 2003 (as so amended, the “Consulting Agreement”). The consulting Agreement as amended hereby is referred to as the “Amended Consulting Agreement.”

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties covenant and agree with each other as follows:

AGREEMENT

1.     DEFINITIONS. Capitalized terms used herein without definitions have the meanings ascribed to such terms in the Consulting Agreement.

2.     MODIFICATIONS.

A.     Section 1.2 is hereby deleted and restated in its entirety as follows:

1.2	Term. Executive will render his services until September 30, 2009, unless Executive’s services are terminated before that date pursuant to the provisions hereof.

B.     Section 3 of the Fist Amendment, “Termination Due to Change in Control”, is hereby deleted in its entirety.

C.     Sections 7.2, 7.3 and 7.4 are hereby deleted and restated in their entirety as follows:

7.2	Written Notice. Either the Executive or the Company may terminate this agreement upon forty-five (45) days prior written notice. In the event of such termination, no severance or further compensation will be due the Executive beyond the effective date of the termination.

3.	MISCELLANEOUS

A.	Except as specifically amended by this Amendment, the Consulting Agreement will remain in full force and effect. In the event the terms of this Amendment conflict with the terms of the Consulting Agreement, the terms of this Amendment will control.

B.	This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

C.	This Amendment will be governed by and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed entirely therein.

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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ACME COMMUNICATIONS, INC.

/s/Thomas D. Allen
Thomas D. Allen
Executive Vice President

/s/ Jamie Kellner
Jamie Kellner